Exhibit 99.4

SETTLEMENT AGREEMENT AND RELEASE

This SETTLEMENT AGREEMENT AND RELEASE dated as of January 29, 2015 (“Agreement”) is by and between HDIMAX MEDIA, Inc., (formerly HDIMAX, Inc. and formerly known as Indigo-Energy, Inc.), a Nevada Corporation (the “Company”), and Michael Ducas (“Employee”).

WHEREAS, the Company (or certain of its subsidiaries or affiliates) and Employee were parties to an Employment Agreement dated July 28, 2014 (the “Employment Agreement”), pursuant to which Employee served as the Chief Financial Officer of the Company, after which the parties executed an Amended and Restated Employment Agreement dated September 14, 2014 (the “Amended Employment Agreement”);

WHEREAS, by letter dated November 18, 2014 (the “Termination Letter”), the Company terminated for cause its relationship with Employee, including terminating the Employment Agreement and the Amended Employment Agreement, which termination Employee contends was improper;

WHEREAS, the Company and the Employee desire to settle and release any and all claims against one another arising from or related in any way to Employee’s employment with the Company, the Employment Agreement, the Amended Employment Agreement, the termination of their relationship and the above referenced agreements, and any stock awards or grants under any agreements related thereto;

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

I.	Termination of Prior Agreements. Any and all agreements between the parties (which for the Company includes any of its parent, subsidiary or affiliated companies), including but not limited to the Employment Agreement and the Amended Employment Agreement, and any and all other agreements, whether oral or written, between the parties, are hereby terminated and of no further force or effect. Other than the obligations set forth in this Agreement, the parties owe no further obligations of any kind to one another, including any obligations arising from or related to any prior agreements between them, whether oral or written, it being the intention of the parties that this Agreement sets forth all of their respective rights and obligations as between them.

II.	Resignation of Positions with the Company. Employee acknowledges that, as of the date of the Termination Letter, he no longer held any positions with the Company (or any of its parent, subsidiary or affiliated companies) and holds no positions currently. To the extent Employee still holds any positions with the Company (or any of its parent, subsidiary or affiliated companies), Employee hereby resigns all such positions, including as Director and Chief Financial Officer of the Company. Employee agrees to execute such other and further documents as may be necessary to effectuate the terms and intent of this paragraph.

I.	Payment to Employee. In return for the promises and consideration set forth herein, including the release of claims, the parties agree as follows:
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a.	Employee shall receive five million (5,000,000) shares of common stock in the Company within 30 days of signing this Agreement, such stock to be restricted by SEC Rule 144 upon issuance;

b.	Employee shall receive the following payments: (1) a one-time payment of twenty-five thousand dollars ($25,000) upon the Company receiving financing in the amount of at least five hundred thousand dollars ($500,000); and (2) a one-time payment of an additional twenty-five thousand dollars ($25,000) upon the Company receiving additional financing in the amount of at least another five hundred thousand dollars ($500,000).

c.	To the extent the Company’s prior and now departed CEO placed a “hold” on Employee’s shares of stock of the Company with the Company’s stock transfer agent, which shares total 68,182, the Company will immediately request that the transfer agent remove such “hold.”

d.	If at any time during the next two years the Company proposes (without any obligation to do so) to register shares of its stock under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a registration statement on Form S-1 or similar form, for resale by selling security holders named in such registration statement, the Company shall notify Employee in writing at least twenty (20) days prior to filing any such registration statement under the Securities Act for purposes of effecting a public offering of securities of the Company, and will afford Employee an opportunity to include in such registration statement all or part of up to 68,186 shares (as adjusted for any stock split, recapitalization event, etc. as applicable, the “Registrable Shares”) of the Company’s common stock then held by Employee. Should Employee desire to include in any such registration statement all or any part of the Registrable Shares, Employee shall within ten (10) days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Shares subject to this provision Employee wishes to include in such registration statement.

II.	General Release of Claims.

a.	Release by Employee. For the consideration described herein, including the exchange of releases, Employee, for himself and his heirs, successors and assigns (“Employee Releasors”) hereby releases forever with prejudice the Company, which includes its parent, subsidiary and affiliated entities, and all of their respective present and former officers, directors, shareholders, employees, attorneys, accountants, auditors, consultants, professionals, agents and representatives (“Company Released Parties”) from any and all past, present and future claims, causes of action, liabilities, demands, and compensation of any kind or nature whatsoever, known or unknown, foreseen or unforeseen, accrued or unaccrued, here existing or hereafter arising, based on any matter, act, omission, transaction, occurrence, or event from the beginning of time through the date of this Agreement, that relates to, arises out of, or is in any way connected to the Company, Employee’s employment with the Company, Employee’s positions with the Company, the Employment Agreement, the Amended Employment Agreement or any other agreements between the parties, whether oral or written. This is intended to be a full general release of all claims from the beginning of time until the date of this Agreement. However, nothing in this paragraph releases any claims Employee may have against Raaj Brar or Aneliya Vasilieva or any companies they own or control (with the exception of claims against the Company, which are fully and completely released hereunder).
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b.	Release by the Company. For the consideration described herein, including the exchange of releases, the Company, for itself and its parent, subsidiary and affiliated entities (“Company Releasors”), hereby releases forever with prejudice Employee, his heirs, successors and assigns (“Employee Released Parties”), from any and all past, present and future claims, causes of action, liabilities, demands, and compensation of any kind or nature whatsoever, known or unknown, foreseen or unforeseen, accrued or unaccrued, here existing or hereafter arising, based on any matter, act, omission, transaction, occurrence, or event from the beginning of time through the date of this Agreement, that relates to, arises out of, or is in any way connected to Employee’s employment with the Company, the Employment Agreement, the Amended Employment Agreement or any other agreements between the parties, whether oral or written. This is intended to be a full general release of claims from the beginning of time until the date of this Agreement.

III.	Indemnification.

a.	To the maximum extent permitted by Nevada law, the Company agrees to defend, indemnify and hold harmless each of the Employee Released Parties against and in respect of any and all claims, causes of action, suits, debts, assessments, penalties, damages, judgments, liabilities, demands whatsoever in law or in equity, including all reasonable costs and expenses associated therewith (including reasonable attorneys’ fees and costs), arising from or related to (1) any breach of any representation by the Company contained in this Agreement; or (2) any breach or violation of any covenant or other obligation or duty of the Company under this Agreement or under applicable law. Nothing in this paragraph obligates the Company to indemnify, defend or hold harmless Employee for or against any claims made by Raaj Brar or Aneliya Vasilieva or any companies they own or control.

b.	To the maximum extent permitted by Nevada law, Employee agrees to defend, indemnify and hold harmless each of the Company Released Parties against and in respect of any and all claims, causes of action, suits, debts, assessments, penalties, damages, judgments, liabilities, demands whatsoever in law or in equity, including all reasonable costs and expenses associated therewith (including reasonable attorneys’ fees and costs), arising from or related to (1) any breach of any representation by Employee contained in this Agreement; or (2) any breach or violation of any covenant or other obligation or duty of Employee under this Agreement or under applicable law. Nothing in this paragraph obligates Employee to indemnify, defend or hold harmless Raaj Brar or Aneliya Vasilieva or any companies they own or control (with the exception of claims against the Company for which the Company may be entitled to indemnification hereunder).
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IV.	Non-Disparagement. The Company and Employee each expressly acknowledge and agree that it/he will not make any statements, comments, or communications that are reasonably likely to be considered to be disparaging of or derogatory or detrimental to, the good name or business reputation of one another or any of their respective officers, directors, shareholders, employees, attorneys, accountants, consultants, professionals, agents or representatives (including statements relating to the circumstances leading up to and including the execution of this Agreement). This mutual non-disparagement covenant applies to any public or private statements, comments, or communications in any form, whether oral, written, or electronic.

V.	Governing Law and Forum. The validity and interpretation of this Agreement and the legal relations of the parties to it will be governed by the laws of the State of Nevada, without giving effect to rules regarding conflicts of law as they apply to contracts to be negotiated, executed and performed therein. Any claim arising out of or relating to this Agreement or any breach thereof shall be resolved fully and finally by arbitration in accordance with the Rules of the American Arbitration Association (“AAA”), with venue to be in New York City, and judgment upon the award rendered by the arbitrators may be entered in the appropriate court having jurisdiction thereof. The terms of this Agreement shall control in the event of any inconsistency between it and the AAA rules. The parties shall mutually agree upon an arbitrator, and in the event that they cannot agree to an arbitrator, one will be appointed by the AAA. The prevailing party shall be entitled to reimbursement for costs and reasonable attorneys’ fees. The determination of the arbitrator in such proceeding shall be final, binding and non-appealable.

VI.	Integration. The parties agree that this Agreement constitutes a fully integrated, written contract, expressing the entire agreement between the parties with respect to the subject matter hereof. In this regard, the parties represent and warrant that there are no promises or representations other than those set forth expressly herein, and the parties are not relying upon any promises or representations that do not appear expressly herein. The parties further agree and understand that this Agreement can be amended or modified only by a written agreement signed by the parties.

VII.	Execution of Documents. The parties agree to execute and deliver such other and further documents as may be necessary to effectuate the terms and intent of this Agreement.

VIII.	Miscellaneous.
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a.	Neither this Agreement nor any of the rights or obligations of any party hereunder shall be assignable without the prior written consent of the other party hereto. This agreement may be amended only by a written instrument duly executed by all the parties to this Agreement.

b.	All notices and demands provided for hereunder shall be in writing and shall be given by registered or certified mail, facsimile, or electronic email.

c.	This agreement may be executed in counterparts. When so executed and delivered shall be deemed to be an original and shall constitute but one and the same Agreement.

[Signatures appear on next page]

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the undersigned parties have each read the terms of this Agreement, they have HAD SUFFICIENT TIME TO CONSIDER AND TO CONSULT WITH their respective aTTORNEYs REGARDING the terms of this Agreement, they understand such terms, and by signing below each party is agreeing to be bound by such terms.

For the Company

HDIMAX MEDIA, Inc.

/s/ James C. Walter Sr.
James C. Walter Sr.
Chief Executive Officer

For the Employee

/s/ Michael Ducas
Michael Ducas

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